UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2013

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2013, Spectrum Brands, Inc. (the “Company”) and Terry Polistina, President of its Global Appliances division and member of the Board of Directors of Spectrum Brands Holdings, Inc., mutually agreed that, effective September 30, 2013, Mr. Polistina will resign from any and all titles, positions and appointments that he holds with the Company with the exception of his position as a director of Spectrum Brands Holdings, Inc.  In connection with his resignation, the Company and Mr. Polistina entered into a Separation Agreement (the “Separation Agreement”).

Under the terms of the Separation Agreement, Mr. Polistina will receive the following cash separation payments: (i) $1,000,000, which is equal to two (2) times Mr. Polistina’s annual base salary for fiscal year 2013, payable over a period of twenty-four (24) months; (ii) $985,830, which is equal to two (2) times Mr. Polistina’s 2012 Management Incentive Plan (“MIP”) payable over a period of twenty-four (24) months; (iii) an additional MIP payment for 2013 equal to the amount determined for Mr. Polistina pursuant to the Company’s 2013 MIP based on actual performance results for the Company’s 2013 fiscal year, which amount will be paid at the same time as other payments are made to 2013 MIP participants, and in any case no later than December 31, 2013; (iv) payment for accrued but unused vacation days; (v) for a period of twenty-four months, a monthly payment equal to the monthly COBRA continuation coverage cost; (vi) his Executive Life Insurance benefit for Mr. Polistina and his eligible dependents for twenty-four (24) months at the level and of the type provided to active employees of the Company from time to time; (vii) entitlement to purchase his Company vehicle pursuant to Company policy; and (viii) the reimbursement of any unreimbursed business expenses.

Previously earned performance shares under the 2012 Equity Incentive Plan, 2012 Bridge Equity Award and Spectrum 500 Plan that have not previously vested, will vest following the release by Mr. Polistina referred to below becoming effective and irrevocable.  In addition, Mr. Polistina will be eligible to vest in restricted stock units under the 2013 equity award programs, in accordance with the terms of the applicable award agreements, only if and to the extent that the applicable performance criteria are met, following the end of fiscal year 2013.

Mr. Polistina has agreed to a customary release of potential claims against the Company.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Steve Fraundorfer has been appointed Vice President and General Manager for Global Appliances and will assume responsibilities for the North American Appliances sales and marketing in addition to his current responsibilities for Global Appliances business operations.  He will report to Dave Lumley, Chief Executive Officer of Spectrum Brands Holdings, Inc.  Andreas Rouve, President International, will maintain his current responsibility for all International Appliances operations and will continue to report to Mr. Lumley.

Further information regarding Mr. Polistina’s resignation and Mr. Fraundorfer’s appointment is set forth in a press release issued on September 16, 2013, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Separation Agreement dated September 16, 2013 between Spectrum Brands, Inc. and Terry Polistina
99.1	Press Release dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS, INC.
Date: September 20, 2013

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated September 16, 2013 between Spectrum Brands, Inc. and Terry Polistina
99.1	Press Release dated September 16, 2013